Exhibit 99.1

News Release

Media Contact:	Ron Rogers	Investor Contact:	Scott Gleason
	(801) 584-3065		(801) 584-1143
	rrogers@myriad.com		sgleason@myriad.com

Myriad Genetics Reports Full-Year and Fiscal Fourth-Quarter 2013 Financial Results

Fourth-Quarter Revenue up 31 Percent; Full-Year Revenues Total $613 Million

Salt Lake City, August 13, 2013 – Myriad Genetics, Inc. (NASDAQ: MYGN) today announced financial results for its fiscal fourth quarter and full fiscal year ended June 30, 2013. Revenue for the fiscal fourth quarter increased 31 percent over the same period in the prior year to $174.1 million. Fiscal fourth quarter earnings per diluted share (EPS) were $0.53, an increase of 58 percent over the same period of the prior year.

“Myriad had an exceptional fourth quarter and delivered strong financial results in fiscal 2013 by successfully growing our existing businesses, and I am proud of the entire Myriad team,” said Peter D. Meldrum, President and Chief Executive Officer of Myriad. “We are investing for future growth and expect to launch three exciting new tests in fiscal 2014, including myRisk Hereditary Cancer™, myPath Melanoma™, and myPlan Lung Cancer™, all of which address significant unmet clinical needs. Additionally, we are engaging in several external collaborations, particularly in the area of companion diagnostics and personalized medicine that have the potential to deliver long-term value to our shareholders.”

Fiscal Fourth Quarter 2013 Results

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Molecular diagnostic testing revenue in the fiscal fourth quarter equaled $166.1 million, an increase of 30 percent compared to the fourth quarter of 2012. Revenue from the Oncology segment equaled $100.2 million, an increase of 19 percent over the same period in 2012. Women’s Health revenue totaled $65.8 million, an increase of 51 percent over the same period in the prior year.

•	Revenue from the BRACAnalysis® test, which represented 74 percent of total revenue in the fourth quarter, was $129.6 million, a 19 percent increase compared to fiscal year 2012.

•	Revenue from the BART™ test was $18.8 million, a 310 percent increase over the same period of the prior year, and represented 11 percent of total revenue.

•	Revenue from the COLARIS® and COLARIS AP® tests were $14.5 million, an increase of 26 percent compared to the fiscal fourth quarter of 2012, and represented 8 percent of total revenue.

•	Revenue from Myriad’s other molecular diagnostic tests were $3.1 million, an increase of 16 percent compared to the prior year, and represented approximately 2 percent of total revenue.

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Companion diagnostic service revenue in the fiscal fourth quarter equaled $8.0 million, a 47 percent increase over the same period in 2012. Companion diagnostic revenue represented 5 percent of total revenue.

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Operating margins were 37.9 percent compared to 35.6 percent in the prior year period. The improvement in operating margins primarily was due to operating leverage realized from efficiencies in selling, general, administrative, and research expenses.

•	Net income for the fiscal fourth quarter was $44.1 million, an increase of 51 percent compared to the same period of the prior year.

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During the quarter the Company repurchased approximately 826,000 shares or $21.6 million of common stock under its previously announced stock repurchase program. Fiscal fourth quarter diluted weighted average shares outstanding were 82.6 million as compared to 86.3 million in the same period of 2012.

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The Company ended the quarter with $531.1 million in cash, cash equivalents and marketable investment securities as compared to $454.2 million at June 30, 2012, representing a 17 percent increase year-over-year.

Fiscal Year 2013 Results

•	Total revenue for fiscal year 2013 was $613.2 million, an increase of 24 percent over the $496.0 million reported for fiscal year 2012.

•	Operating income for fiscal year 2013 was $228.0 million, an increase of 26 percent over the $180.3 million reported for fiscal year 2012.

•	Net income for fiscal year 2013 totaled $147.1 million, an increase of 31 percent over the $112.2 million reported in the prior year.

•	Diluted earnings per share for fiscal year 2013 was $1.77, and increase of 36 percent over the $1.30 reported for fiscal year 2012.

•	During fiscal year 2013, Myriad repurchased 5.6 million shares of common stock for $146.3 million at an average weighted share price of $25.97.

Business Highlights

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Myriad submitted its Investigational Device Exemption to the U.S. Food and Drug Administration for the use of BRACAnalysis and it has been accepted for uses as a companion diagnostic test for AstraZeneca’s poly-ADP ribose (PARP) inhibitor, olaparib. AstraZeneca is planning on conducting multiple Phase III studies in collaboration with Myriad for a variety of cancers including breast, ovarian, lung and gastric cancer.

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Myriad announced a new commercial agreement with Tesaro for their PARP inhibitor, niraparib. Myriad will assess BRCA status in patients to be enrolled in two separate Phase III clinical studies. This agreement marks Myriad’s sixth PARP collaboration to develop a companion diagnostic for an investigational PARP inhibitor.

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DaVita Labs and Myriad RBM announced a strategic partnership where the two companies will collaborate on a research program designed to discover novel protein biomarkers to predict vascular access closure in dialysis patients. Vascular access closure causes 30 percent of the hospitalizations in dialysis patients and costs the healthcare system more than $1 billion annually. Approximately 375,000 dialysis patients in the United States could benefit from a potential diagnostic test in this area.

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Myriad announced in May that it plans to launch myRisk Hereditary Cancer, a 25-gene panel covering six major cancers (breast, colon, ovarian, pancreatic, uterine cancer, and melanoma) offering patients the most comprehensive hereditary cancer testing available. Myriad is ahead of schedule and plans to initiate the early-access commercial launch of myRisk Hereditary Cancer in September 2013.

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Myriad expanded its patient financial assistance program to include underinsured patients as well as uninsured patients. Under this program, patients in need will receive free testing or pay no more than $375 for cancer predisposition testing.

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Myriad presented two posters at the American Urological Association annual meeting further demonstrating that the PROLARIS® signature is the dominant variable in predicting prostate cancer progression. Results from these studies showed that the PROLARIS test was highly statistically significant in predicting biochemical recurrence and survival in patients following external beam radiation therapy.

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Myriad completed the training set for myPath Melanoma and the data was accepted for publication at the American Society of Dermatopathology in October. The Company also initiated the validation study for myPlan Lung Cancer and plans to present the data this fall at a major medical meeting. Both tests are scheduled to be launched in fiscal year 2014.

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Myriad Genetics GmbH, Myriad’s international subsidiary, established new sales offices in Canada, Portugal, and the United Kingdom as the Company continues to aggressively expand its international presence.

Fiscal Year 2014 Financial Targets

The Company expects fiscal year 2014 total revenue of $690 to $710 million representing 13 to 16 percent growth and diluted earnings per share of $1.87 to $1.94 representing 6 to 10 percent growth. Myriad’s top-line guidance is consistent with expectations provided at its 2013 Analyst Day calling for low-to-mid, double-digit revenue growth. Our EPS guidance takes into account a projected tax rate of approximately 40 percent in fiscal 2014; the commercial launch of three new molecular diagnostic tests including myRisk Hereditary Cancer, myPath Melanoma, and myPlan Lung Cancer; and an estimated $10 million in higher legal spending associated with recent patent infringement litigation. These projections are forward looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release. The Company will provide further detail on its business outlook during the conference call it is holding today to discuss its fiscal 2013 fourth-quarter and full-year financial results.

Conference Call and Webcast

A conference call will be held on Tuesday, August 13, 2013, at 4:30 p.m. Eastern Time to discuss Myriad’s financial results for the fiscal fourth quarter of 2013. The dial-in number for domestic callers is (800) 404-5245. International callers may dial (303) 223-2688. All callers will be asked to reference reservation number 21668391. An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above. The conference call also will be available through a live Webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics is a leading molecular diagnostic company dedicated to making a difference inpatients’ lives through the discovery and commercialization of transformative tests to assess a person’s risk of developing disease, guide treatment decisions and assess risk of disease progression and recurrence. Myriad’s portfolio of molecular diagnostic tests are based on an understanding of the role genes play in human disease and were developed with a commitment to improving an individual’s decision making process for monitoring and treating disease. Myriad is focused on strategic directives to introduce new products, including companion diagnostics, as well as expanding internationally. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, Melaris, myPath Melanoma™, myPlan Lung Cancer™, myRisk Hereditary Cancer™, TheraGuide, Prezeon, OnDose, Panexia and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. in the United States and foreign countries. MYGN-F, MYGN-G

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company investing for future growth and launching three new tests in fiscal 2014, including myRisk Hereditary Cancer™, myPath Melanoma™, and myPlan Lung Cancer™; the Company engaging in several external collaborations, particularly in the area of companion diagnostics and personalized medicine, that have the potential to deliver long-term value to the Company’s shareholders; AstraZeneca conducting multiple Phase III studies of olaparib in collaboration with the Company for a variety of cancers including breast, ovarian, lung and gastric cancer; the Company assessing BRCA status in patients to be enrolled in two separate Phase III clinical studies of Tesaro’s PARP inhibitor, niraparib; the Company collaborating with DaVita Labs on a research program designed to discover novel protein biomarkers to predict vascular access closure in dialysis patients; approximately 375,000 dialysis patients in the United States potentially benefiting from a diagnostic test in the area of vascular access closure; the Company launching myRisk Hereditary Cancer, a 25-gene panel covering six major cancers (breast, colon, ovarian, pancreatic, uterine cancer, and melanoma) offering patients the most comprehensive hereditary cancer testing available; the Company initiating the early-access commercial launch of myRisk Hereditary Cancer in September 2013; publication of the data relating to myPath Melanoma at the American Society of Dermatopathology in October; the Company presenting data from the validation study for myPlan Lung Cancer this fall at a major medical meeting; the Company launching myPath Melanoma and myPlan Lung Cancer in fiscal year 2014; the Company’s fiscal year 2014 financial guidance under the caption “Fiscal Year 2014 Financial Targets”; and the Company’s strategic directives under the caption “About Myriad Genetics”. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic tests and companion diagnostic services may decline or will not continue to increase at historical rates; risks related to changes in the governmental or private insurers reimbursement levels for our tests; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and companion diagnostic services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and companion diagnostic services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and companion diagnostic services and any future products are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with manufacturing our products or operating our laboratory testing facilities; risks related to public concern over genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire; risks related to increased competition and the development of new competing tests and services; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents; risks related to changes in intellectual property laws covering our molecular diagnostic tests and companion diagnostic services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad undertakes no duty to update this information unless required by law.

MYRIAD GENETICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	Jun. 30, 2013	Jun. 30, 2012	Jun. 30, 2013	Jun. 30, 2012
Molecular diagnostic testing	$166,089	$127,499	$582,392	$472,390
Companion diagnostic services	8,027	5,466	30,773	23,615

Total revenue	174,116	132,965	613,165	496,005
Costs and expenses:
Cost of molecular diagnostic testing	18,416	13,872	64,376	51,452
Cost of companion diagnostic services	3,657	3,081	15,242	13,207
Research and development expense	14,581	12,144	53,706	42,645
Selling, general, and administrative expense	71,546	56,583	251,839	208,383

Total costs and expenses	108,200	85,680	385,163	315,687

Operating income	65,916	47,285	228,002	180,318
Other income (expense):
Interest income	1,310	1,395	5,497	4,629
Other	2	(209)	(223)	(407)

Total other income	1,312	1,186	5,274	4,222
Income before income taxes	67,228	48,471	233,276	184,540
Income tax provision (benefit)	23,153	19,330	86,137	72,389

Net income	$44,075	$29,141	147,139	112,151

Earnings per share:
Basic	$0.55	$0.35	$1.82	$1.33
Diluted	$0.53	$0.34	$1.77	$1.30
Weighted average shares outstanding
Basic	80,166	84,285	80,948	84,608
Diluted	82,639	86,323	83,327	86,465

Condensed Consolidated Balance Sheets (Unaudited)

	Jun. 30, 2013	Jun. 30, 2012
(In thousands)
Cash, cash equivalents, and marketable investment securities	$531,064	$454,224
Trade receivables, net	94,333	60,441
Other receivables	3,373	2,660
Inventory	5,007	11,574
Prepaid expenses	956	1,713
Equipment and leasehold improvements, net	27,602	24,231
Note receivable	21,667	19,000
Other assets	13,000	8,000
Intangibles, net	13,330	15,722
Goodwill	56,850	56,850
Deferred tax assets	36,639	36,220

Total assets	$803,821	$690,635
Accounts payable and accrued liabilities	$62,466	$42,913
Deferred revenue	2,043	2,054
Uncertain tax benefits	10,718	10,008
Stockholders’ equity	728,594	635,660

Total liabilities and stockholders’ equity	$803,821	$690,635